Exhibit 99.1

Joint Filer Information

Footnote (1) to Form 4:  This price represents the approximate weighted average price per share, of sales that were executed at prices ranging from $2.24 to $2.50 per share. The Reporting Person undertakes to provide, upon request by the Securities and Exchange Commission staff, the issuer or a security holder of the issuer, full information regarding the number of shares sold at each price.

Footnote (2) to Form 4:  This Form 4 is being filed by more than one reporting person.  Crestview Radio Investors, LLC directly beneficially owns 52,250,208 shares of Class A Common Stock and 7,776,498 warrants.  Each of Crestview Partners II, L.P., Crestview Partners II (TE), L.P., Crestview Partners II (FF), L.P., Crestview Offshore Holdings II (Cayman), L.P., Crestview Offshore Holdings II (FF Cayman), L.P. and Crestview Offshore Holdings II (892 Cayman), L.P. is a member of Crestview Radio Investors, LLC and may be deemed to have beneficial ownership of the 52,250,208 shares of Class A Common Stock and 7,776,498 warrants directly owned by Crestview Radio Investors, LLC.  Crestview Partners II GP, L.P. is the general partner of Crestview Partners II, L.P., Crestview Partners II (TE), L.P., Crestview Partners (FF), L.P., Crestview Offshore Holdings II (Cayman), L.P., Crestview Offshore Holdings II (FF Cayman), L.P. and Crestview Offshore Holdings II (892 Cayman), L.P. Each reporting person disclaims beneficial ownership of the reported securities except to the extent of its pecuniary interest therein.

Each of the following joint filers has designated Crestview Radio Investors, LLC as the “Designated Filer” for purposes of the attached Form 4:

1.	Crestview Partners II, L.P.
c/o Crestview Partners II GP, L.P.
667 Madison Avenue, 10th Floor
New York, NY 10065

2.	Crestview Partners II (TE), L.P.
c/o Crestview Partners II GP, L.P.
667 Madison Avenue, 10th Floor
New York, NY 10065

3.	Crestview Partners II (FF), L.P.
c/o Crestview Partners II GP, L.P.
667 Madison Avenue, 10th Floor
New York, NY 10065

4.	Crestview Offshore Holdings II (Cayman), L.P.
c/o Crestview Partners II GP, L.P.
667 Madison Avenue, 10th Floor
New York, NY 10065

5.	Crestview Offshore Holdings II (FF Cayman), L.P.
c/o Crestview Partners II GP, L.P.
667 Madison Avenue, 10th Floor
New York, NY 10065

6.	Crestview Offshore Holdings II (892 Cayman), L.P.
c/o Crestview Partners II GP, L.P.
667 Madison Avenue, 10th Floor
New York, NY 10065

7.	Crestview Partners II GP, L.P.
667 Madison Avenue, 10th Floor
New York, NY 10065

Date of Event Requiring Statement:  September 19, 2011
Issuer Name and Ticker or Trading Symbol:  Cumulus Media Inc. [CMLS]

CRESTVIEW RADIO INVESTORS, LLC

By:	Crestview Partners II, L.P., its managing member

By:	Crestview Partners II GP, L.P., its general partner

By:	Crestview, L.L.C., its general partner

By:	/s/ Evelyn C. Pellicone
	Name:	Evelyn C. Pellicone
	Title:	Chief Financial Officer

CRESTVIEW PARTNERS II, L.P.
CRESTVIEW PARTNERS II (FF), L.P.
CRESTVIEW PARTNERS II (TE), L.P.
CRESTVIEW OFFSHORE HOLDINGS II (CAYMAN), L.P.
CRESTVIEW OFFSHORE HOLDINGS II (FF CAYMAN), L.P.
CRESTVIEW OFFSHORE HOLDINGS II (892 CAYMAN), L.P.

By:	Crestview Partners II GP, L.P.,
the general partner of each limited partnership above

By:	Crestview, L.L.C., its general partner

By:	/s/ Evelyn C. Pellicone
	Name:	Evelyn C. Pellicone
	Title:	Chief Financial Officer

CRESTVIEW PARTNERS II GP, L.P.

By:	Crestview, L.L.C., its general partner

By:	/s/ Evelyn C. Pellicone
	Name:	Evelyn C. Pellicone
	Title:	Chief Financial Officer